                                                                      Exhibit 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)


                                              Nine Months        Nine Months
                                                  Ended             Ended
                                                March 31           March 31
                                                  1997               1996

Primary
-------

Net (Loss)/Income                             $   (3,386)         $    2,848
                                              ==========          ==========

Weighted Average Shares Outstanding            7,953,269           7,756,869

Incremental Shares from Assumed
       Exercise of Stock Options                  68,308             151,895
                                              ----------          ----------

Total Shares                                   8,021,577           7,908,764
                                              ==========          ==========

Primary Per Share Amounts
-------------------------

Net (Loss)/Income                             $    (0.42)         $     0.36
                                              ==========          ==========

Fully Diluted *
-------------

Net (Loss)/Income                             $   (3,386)         $    2,848
                                              ==========          ==========

Weighted Average Shares Outstanding            7,953,269           7,756,869

Incremental Shares from Assumed
       Exercise of Stock Options                  68,308             151,895
                                              ----------          ----------

Total Shares                                   8,021,577           7,908,764
                                              ==========          ==========

Fully Diluted Per Share Amounts
-------------------------------

Net (Loss)/Income                             $    (0.42)         $     0.36
                                              ==========          ==========


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.

                                                                      Exhibit 11

                  SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
                      (In Thousands, Except Per Share Data)
                                   (Unaudited)


                                             Three Months    Three Months
                                                Ended            Ended
                                               March 31         March 31
                                                 1997             1996

Primary
-------

Net Loss                                      $   (1,952)      $     (398)
                                              ==========       ==========

Weighted Average Shares Outstanding            7,976,384        7,777,082

Incremental Shares from Assumed
       Exercise of Stock Options                  57,005               --
                                              ----------       ----------

Total Shares                                   8,033,389        7,777,082
                                              ==========       ==========

Primary Per Share Amounts
-------------------------

Net Loss                                      $    (0.24)      $    (0.05)
                                              ==========       ==========

Fully Diluted *
-------------

Net Loss                                      $   (1,952)      $     (398)
                                              ==========       ==========

Weighted Average Shares Outstanding            7,976,384        7,777,082

Incremental Shares from Assumed
       Exercise of Stock Options                  57,005               --
                                              ----------       ----------

Total Shares                                   8,033,389        7,777,082
                                              ==========       ==========

Fully Diluted Per Share Amounts
-------------------------------

Net Loss                                      $    (0.24)      $    (0.05)
                                              ==========       ==========


* Fully diluted earnings per share calculation is presented in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because it results in dilution of less than 3%.